                                                                   EXHIBIT 10.22


                                  July 23, 1998


Globix Corporation
295 Lafayette Street
New York, New York 10012

Ladies and Gentlemen:

         This is to set forth our agreement and understanding as follows:

         1. Concurrently with the execution hereof, Cybernet Data Systems, Inc. ("Cybernet") has executed and delivered certain agreements with Globix Corporation ("Globix"), copies of which are attached hereto as Exhibit A (the "Current Agreements"). Cybernet hereby agrees to keep the Current Agreements in full force and effect during the term of this Agreement. Cybernet will fully comply with the Current Agreements and will not, without the prior written consent of Globix, engage any other person, firm, corporation or entity to provide services of the type provided by Globix during the term of this Agreement. Cybernet will provide recognition of Globix as the host of its website on Cybernet's website and will provide an appropriate "click through" to Globix's home page. Globix shall have the right to refer to Cybernet as a customer and generally describe the services it provides Cybernet in Globix's marketing and other materials.

         2. In the event that, during the term of this Agreement, Cybernet shall require hardware, software or services of the type provided by Globix (including, without limitation, Internet services), which hardware, software or services are not covered by the Current Agreements, Globix shall have the right of first refusal to provide such hardware, software or services at its then prevailing standard rates. Cybernet agrees that it will not, without the prior written consent of Globix, purchase such hardware, software or services from any other vendor at prices higher than those offered by Globix. It is understood and agreed that, in the event Globix is unwilling to match the price offered by another vendor for such hardware, software or services, Cybernet shall be free to purchase such hardware, software or services from such other vendor. In the event Cybernet enters into an agreement for services with Globix pursuant to this paragraph, Cybernet agrees to keep such agreement in full force and effect during the term of this Agreement and will not engage any person, firm, corporation or entity to provide services of the type provided by Globix during the term of this Agreement. It is understood and agreed that the foregoing shall not apply to hardware purchased by Cybernet from Gateway 2000, Inc. pursuant to the agreement between Cybernet and Gateway 2000, Inc., dated January 27, 1998.

         3. This Agreement shall terminate on the earlier of (a) the fifth anniversary hereof and (b) the later of that date on which (i) Cybernet shall not be indebted to Globix and (ii) Globix shall not hold at least 2.5% of the issued and outstanding common shares of Cybernet.

         4. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties.

         5. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed wholly within the State of New York, without regard to principles of conflicts of law.

         6. Each of the parties hereto hereby irrevocably and unconditionally:
(i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America for the Southern District of New York, and appellate courts thereof, and consents and agrees to such action or proceeding being brought in such courts; and (ii) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in any inconvenient court and agrees not to plead or claim the same.

         7. The parties agree that there is no adequate remedy at law for any breach of this Agreement by Cybernet. Therefore, in addition to any other remedies available to Globix, Globix shall be entitled to a permanent injunction and/or specific performance of this Agreement.

         If the foregoing is in accordance with your understanding, kindly so indicate by signing this letter in the place provided below.

                                            Very truly yours,

                                            CYBERNET DATA SYSTEMS, INC.



                                            By: /s/ Susan Strausberg, Co-CEO
                                                ----------------------------
                                                                     (Title)


Agreed:

GLOBIX CORPORATION

By: /s/ Marc Bell
    -----------------------
      President     (Title)

                                    EXHIBIT A

[GLOBIX LOGO]
                           GLOBIX CORPORATION CO-LOCATION SERVICE AGREEMENT
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                             //Ops(orig)  //SM  //nte  //Acct. //Rep. //Mar.
Company Name: Cybernet Data Systems
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Address: 50 Washington Street                  Flr/Suite:
-------------------------------------------------------------------------------
City: Norwalk                State: CT         Zip Code: 06854
-------------------------------------------------------------------------------

Administrative Contact:
-------------------------------------------------------------------------------
Name: Tom Vos
-------------------------------------------------------------------------------
Address: 50 Washington Street          e-mail: tom.vos@edgar-online.com
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Tel: (203)852-5666  Fax: (203)852-5667    pager:
-------------------------------------------------------------------------------

Technical Contact:     // Same as above
-------------------------------------------------------------------------------
Name: Stefan Chopin, Pequot Systems
-------------------------------------------------------------------------------
Address: 50 Washington Street, Norwalk CT 06854     e-mail: schopin@pequot.com
-------------------------------------------------------------------------------
Tel: 203-852-5610   Fax:                  pager: 1-800-sprint6,3547865
-------------------------------------------------------------------------------

Billing Contact:       /x/Same as above
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Name: Tom Vos
-------------------------------------------------------------------------------
Address:                               e-mail:
-------------------------------------------------------------------------------
Tel:                Fax:                  pager:
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-------------------------------------------------------------------------------
/x/New Service Request      //Renewal of existing service
//Upgrade of existing service
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One time start-up fees: (Check all that apply)  Total Globix start-up fees $TBD
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// Internet Port Setup                      $-------
// Globix photo ID card          Qty----    $-------
// Globix key card (ref deposit) Qty----    $-------
// Local loop (Bell Atlantic) installation  $-------
/x/ Co-location service Setup               $2,000
// Domain name registration                 $-------
/x/ Custom monitoring/notification setup    $780     per Stephan Chopin
/x/ Other Hardware (SEE ATTACHED)           $-------
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Payment in full of one-time start-up fees, any hardware costs, and installation charges are due prior to the start of service.

Monthly Recurring Fees: (Check all that apply)
Total Globix monthly charges: $2,999
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/x/ 1.54 M bps Internet Port incl. News Access                     $1,999/mo
//        bps burstable Internet Port incl. News Access
      (details attached)                                           $-----/mo
/x/ Full rack co-location service (full rack includes UPS)         $1,000/mo
//        Bell Atlantic           circuit(s)
          --(plus taxes and applicable Federal fees)               $-----/mo
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Globix to configure customer equip?
  // yes (full scope of work must be attached)      // no
Network requirements:  /x/10bT //100bT (3Mbps port minimum)
-------------------------------------------------------------------------------

Length of Contract:  60 months in accordance with the commencement date detailed below.
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Commencement Date: In accordance with Paragraph 5 of the Terms and Conditions agreement attached hereto.

A. Upon signing off this agreement/purchase order: Payment in full of one-time start-up fee, any hardware costs, and installation charges are due.

B. Globix port charges: Billing will begin on the first day of the month following the month that IP packets are passed between Globix and customer. The first such payment will be prorated for a partial month. First month port access charges, first month rack rental charges, and any charges for the first partial month of service are due immediately upon the start of service.

C. All charges are subject to state and local sales taxes.

-------------------------------------------------------------------------------
Please sign here indicating your acceptance of the above agreement that is subject to the Terms and Conditions on the following page.

Signature: [Susan Strausberg]       Title: Co CEO       Date: 7/21/98

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Forms attached:  //domain name  //network diagram  //equipment order
                //credit application   //other

Consultant Colin Gribbin      Approved by:---------

                        [GLOBIX CORPORATION LETTERHEAD]

                GLOBIX CORPORATION CO-LOCATION SERVICE AGREEMENT

A.  Internet Port Speed:   / /T3    / /Fractional T3 ________ (specify)

                           /X/T1    / /Fractional T1 ________ (specify)

                           / /56K   / /Other_________________ (specify)

B.  Requested # of IP addresses: / /16   / /32   / /64   /X/126   / /other______
    If requesting more than 32 IP addresses, please provide the following information on a separate page:
    1.    How many modems do you support?
    2.    How many websites do you support?
    3.    How many ISDN or leased lines do you support?
    4.    Please provide a subnet layout.
    5.    Please provide a basic network diagram.
    6. Please detail any plans to expand your network during the next six months.

C.  Order Type: /X/Establishing new connectively only   / /Replacing existing
    service (from another ISP)

D.  Please indicate if your access to the Internet will be:
         / / Single homed (standard)
         / / Multi-homed (to run connectivity with an existing ISP)
         / / Back-up connection to existing service (only one line at a time) If you require BGP, please ask your Globix Corporation Consultant for our BGP questionnaire.

E. If Globix Corporation is replacing, backing up, or multi-homing an existing Internet connection what is your current:

         ISP: _____________________________________________

         Contact Name: ____________________________________

         Connection Speed: ________________________________

         Connection Type: _________________________________

F.  Does your company have existing IP addresses? If so please provide your:

         Address Block: ___________________________________

         Subnet Mask: _____________________________________

         Address Provider: ________________________________

G.  Does your company have a currently registered domain name? / /Yes  / /No

         If "yes," what is your domain name: http://www.edgar-online.com
                                             ______________________________

         Please attach a Domain Registration Worksheet to register any new domain names.

H.  Would you like Globix Corporation to provide DNS service for your current
    domain?         / /Yes       / /No

         If "yes," would you like us to provide:

         / /Primary DNS      / /Secondary DNS     / /Both

         If Globix Corporation is providing Secondary DNS only, please list the Primary DNS server IP Address: ______________________

I.  Requested Due Date:

         / /Standard Installation (2-3 weeks)

         / /Rush Installation:

          * Requested date: ______________________________

          * Reason for rush order: ________________________________________

J.  Please attach any additional instructions to this form.

___________________________________________________________________________


Page 2 of 3     Consultant  Colin Gribbin       Approved by:
                           ---------------                  -----------------

[GLOBIX LOGO]

                GLOBIX CORPORATION CO-LOCATION SERVICE AGREEMENT
-------------------------------------------------------------------------------

                    CONDITIONS OF SALE BY GLOBIX CORPORATION

The Conditions of Sale herein represent the terms and conditions of the Sale from Seller to Purchaser and no amendment, modification, waiver, statement or representation not contained herein shall be binding upon Seller unless in writing and executed by an officer of Globix Corporation.

1. Payment and Credit Interest: Seller reserves the right to request credit references and/or an official purchase order from Purchaser. The Purchase Price is due upon delivery unless other terms have been agreed to by Seller prior to delivery of goods and services ("Merchandise"). Accounts in default (30 days after delivery) are subject to a charge of 1.5% per month on any outstanding balance unless a lesser fee is permitted under the laws of the State of New York, in which case the legal interest rate shall be the rate charged. A $25.00 charge will be imposed on any check in which payment is refused by Purchaser's bank. Seller shall retain title to delivered Merchandise until the purchase price of such Merchandise has been paid in full.

2. Internet Services Payment and Credit Interest: Billing for Service provided by Seller will commence when the connection from Seller's hub is completed to Purchaser's site and the connection allows information to be sent through the connection to Purchaser. Service shall then be invoiced to Purchaser on a monthly basis for succeeding months. In the event that services have not been paid within 60 days, Seller has the right, without notice to discontinue service. Upon full payment and a reconnection fee of 10% of the monthly recurring charge, service will be restored in two (2) days. If full payment is not received in thirty (30) days Seller will assume that Purchaser has terminated its agreement.

3. Shipment: Purchaser agrees to notify the Seller and the shipping company, in writing by Certified Mail, return receipt requested, within two (2) business days after delivery of any defect or damage to the merchandise, including, but not limited to, any discrepancy between the shipping document and the merchandise received. Failure to do so shall constitute a waiver of any claim which Purchaser may have against Seller for non-delivery, damaged delivery and/or failure to conform to merchandise ordered.

4. Installation: If Purchaser has requested Seller to install the merchandise at Purchaser's premises or other premises, then Purchaser agrees to pay all installation charges, including, but not limited to all costs associated with providing a suitable place of installation, the cost of providing electric power, outlets, air conditioning, etc., required or suggested for operation of the Merchandise in the manufacturer's installation manual.

5. Internet Service Connectivity: If "local" loop is necessary it is provided by your Phone Company Local Exchange Carrier ("LEC") and is independent of the service provided by Seller. Inclusion of the local loop on your monthly Globix invoice does not imply that Globix Corporation provides this service.

6. Limitation of Liability: In no event shall Seller be liable for any loss of use, revenue, profit or custom, or for any direct, indirect or consequential damages arising out of, connected with, or resulting from the sale of Merchandise, including, but not be limited to the loss of data resulting from delays, non-deliveries, mis-deliveries or service interruptions caused by Purchaser's own negligence, errors or omissions. No agent, employee or representative of Seller has authority to bind Seller to any warranty and such representation shall be void. In the event that Purchaser installs any applications, utilities, software or programs or re-configures the Merchandise or otherwise modifies or alters it, the sole responsibility of Seller will be to make repairs covered by the Manufacturer's Warranty. Seller makes no express or implied warranty relating to the design, quality or condition of the merchandise, its fitness for a particular use, non-infringement of any copyright and/or warranties arising from the course of dealing or usage in the trade or business or for any other purpose.

7. Internet Service Liability: Seller exercises no control whatsoever over the content of the information passing through its services. Seller's services may only be used for lawful purposes. Transmission of any material in violation of any United States, state or local law, rule or regulation is prohibited; including, but not limited to copyrighted material, material legally judged to be threatening or obscene and/or material protected as trade secret. Purchaser agrees to hold Seller harmless from any claims resulting from its use of Seller's services which damages Purchaser or any other party whose claim is asserted based upon rights or obligations supposedly granted through or by Purchaser.

8. Returns: No merchandise shall be returned by Purchaser to Seller unless Purchaser has first obtained a returned Merchandise Authorization ("RMA") number from Seller. Merchandise returned by Purchaser without first obtaining an RMA number from Seller shall be refused by Seller and no credit shall be given for the return of such merchandise. In the event Merchandise is accepted by Seller without an RMA, it will be returned to Purchaser within two (2) business days of receipt and shall be treated as Merchandise which has been received by Purchaser and no credit shall be given for the return of such merchandise and the outstanding amount shall still be owed by Purchaser to Seller pursuant to the Conditions of Sale.

9. Charges and Cancellation: In the event of a failure to pay the amount billed for ninety (90) days, Seller may repossess and remove all or part of such notice without notice or demand; such remedy shall be in addition to any other right and/or remedy which may be available under law. In any action brought by Seller to collect outstanding bills, in which a judgment is awarded to Seller, Seller shall be entitled to collect legal fees in the amount of 20% of the amount outstanding, plus all costs and expenses of bringing the action and/or collection.

10. Termination of Service Agreement: In the event Purchaser terminates an agreement for services prior to the conclusion of the term of the agreement then Purchaser shall be liable to Seller for 75% of the remaining charges for service in the agreement.

11. Renewal of Service Agreement: This Service Agreement will automatically renew for a term of one month at the end of the original Length of Contract (as specified on page one) unless Purchaser terminates this agreement or enters a new Service Agreement with Seller. Such termination or new Service Agreement must be received by Seller no later than 30 days prior to the expiration of the original Contract Length. In the event that Seller does not receive notice of termination or a New Service Agreement from Purchaser prior to the expiration of the one month renewal period, Seller will continue to provide services (as specified on page one) at the current list price as determined on the first day of the renewal period.

Any notice to the Seller provided for herein shall be in writing and shall be sent by Certified or Registered Mail, Return Receipt Requested to Globix Corporation, 295 Lafayette Street, Third Floor, New York, NY 10012.

PLEASE SIGN BELOW TO INDICATE YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS.

Company Name:  Cybernet Data Systems

Address:  50 Washington St., Norwalk, CT

Signature: /s/ Susan Strausberg        Title: Co CEO   Date:  7/21/98


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Page 3 of 3    Consultant  Colin Gribbin     Approved by: _____________________